FUND NAME:          LOSANTIVILLE RELATIVE VALUE FUND
COMPUTATION OF SEC YIELD
AS OF:  AUGUST 1, 1991

                                              Exhibit 16(i) under Form N-1A
                                         Exhibit 99 under Item 601/Reg. S-K


DIVIDEND AND/OR INTEREST INCOME                        $131,829
FOR THE 30 DAYS ENDED


NET EXPENSES FOR THE PERIOD                            $11,197.00


AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                          3,385,717


MAXIMUM OFFERING PRICE PER SHARE AS OF 08-01-91             $9.94


UNDISTRIBUTED NET INCOME                          $0.06000


YIELD=2[( 131829 - 11197)+1)^6-1]=          4.37%
          3385717*(9.94 - 0.06)